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                                                                   Exhibit 10.11


                           BOSTON FEDERAL SAVINGS BANK

                      DEFINED CONTRIBUTION RESTORATION PLAN

                      (EFFECTIVE AS OF SEPTEMBER 21, 1999)


         1. PURPOSE. The purpose of the Plan is to (a) attract and retain certain key executive employees of Boston Federal Savings Bank and certain of its subsidiaries and affiliates by providing them with supplemental retirement income (determined by reference to the Savings Plan and ESOP (each as defined below)) to augment their qualified plan retirement benefits by, for purposes of the Plan only, eliminating the effect of the limitations contained in Sections 401(a)(17), 401(k)(3), 401(m)(2), 402(g) and 415 of the Internal Revenue Code of
1986, as amended and in effect from time to time (the "Code"), on the benefits provided under the Savings Plan and the ESOP. The Plan shall be construed consistent with the purposes described herein, including without limitation, the anti-conditioning rules of Section 401(k)(4) of the Code.

         2. DEFINITIONS. The following terms shall have the following meanings for purposes of the Plan:


                  2.1 "ACCELERATION PAYMENT" means a lump sum acceleration payment, as defined in Section 8 hereof.

                  2.2 "ACCOUNT" means the bookkeeping account maintained for each Participant to which amounts credited on behalf of the Participant under Section 5 hereof shall be recorded. Notwithstanding any other provision of the Plan that may be interpreted to the contrary, the amounts credited to a Participant's Account under the Plan are for measurement purposes only and shall not be considered or construed in any manner as an actual contribution or investment.

                  2.3 "ACCOUNT BALANCE" means as of any date with respect to a Participant the number of BFBI Share equivalents credited to such Participant's Account.

                  2.4 "BFBI" means BostonFed Bancorp, Inc., a corporation organized under the laws of Delaware, or any successor entity(ies) thereto.

                  2.5 "BFBI SHARE" means a share of the voting common stock, par value $0.01, issued by BFBI, subject to adjustments pursuant to
Section 6.3.

                  2.6 "BFSB" means Boston Federal Savings Bank, a federally chartered stock savings bank, and any successor entity(ies) thereto.


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                  2.7      "BFSB BOARD" means the board of directors of BFSB or
a committee of the board of directors of BFSB authorized to act on behalf of the board of directors of BFSB under this Plan.

                  2.8 "CLOSING PRICE" means for any day the closing price for one BFBI Share as reported for such day in The Wall Street Journal or in any successor to The Wall Street Journal or, if there is no such successor, in any trade publication selected by the BFSB Board or, if no closing price is so reported for such day, the fair market value of a BFBI Share as determined by the BFSB Board.

                  2.9      "CODE" means the Internal Revenue Code, as defined in
Section 1 hereof.

                  2.10 "DIVIDEND PAYMENT DATE" means a date after the Effective Date on which a dividend (other than a dividend consisting solely of additional BFBI Shares) is paid with respect to the BFBI Shares.

                  2.11 "EARLY TAX OBLIGATION" means an early tax obligation, as described in Section 15 hereof.

                  2.12     "EFFECTIVE DATE" means September 21, 1999.

                  2.13 "ELECTION DATE" means the date on which a Participant submits an election to receive an Acceleration Payment.

                  2.14 "EMPLOYER" means BFSB and any subsidiary or affiliate of BFSB which participates in the ESOP and/or the Savings Plan and which adopts this Plan with the permission of BFSB Board. Reference to the Employer or the Employer Board in the context of a particular Participant shall refer to that Participant's Employer and its board of directors (or authorized committee thereof).

                  2.15 "EMPLOYER BOARD" means, with respect to an Employer, the board of directors of such Employer or a committee of the board of directors of such Employer authorized to act on behalf of such board of directors under this Plan.

                  2.16 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

                  2.17 "ESOP" means the Boston Federal Savings Bank Employee Stock Ownership Plan, as amended from time to time.

                  2.18 "INTEREST RATE" means, for any calendar year, interest compounded annually at the rate of 120 percent of the applicable Federal mid-term interest rate as in effect under Section 1274 of the Code for the first month of such year.


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                  2.19     "LIMITATIONS" means the limitations imposed under
Sections 401(a)(17), 401(k)(3), 401(m)(2), 402(g) and 415 of the Code, or any
successor provisions to such sections of the Code.

                  2.20 "PARTICIPANT" means David F. Holland, David P. Conley, John A. Simas, and such other senior executives of the Employer as are selected for participation in the Plan from time to time by the Employer Board. Notwithstanding the foregoing, no person shall be a Participant until such person executes and delivers to the Employer Board a Participation Agreement.

                  2.21 "PARTICIPATION AGREEMENT" means a participation agreement in the form attached hereto as Exhibit A.

                  2.22 "PLAN" means the Boston Federal Savings Bank Defined Contribution Restoration Plan, as set forth herein and as amended from time to time.

                  2.23 "SAVINGS PLAN" means the Boston Federal Savings Bank Employees Savings & Profit Sharing Plan, as amended from time to time, and as adopted by the Employer.

                  2.24 "YEAR OF SERVICE" means "Year of Service," as defined in the Savings Plan.

         3.       ADMINISTRATION.

                  3.1 Subject to Sections 2.19, 3.2, 13(b) and 15 hereof, the Plan shall be administered by the BFSB Board. Except as otherwise provided in the Plan or by applicable law, the BFSB Board shall have full authority and discretion to determine the rights and benefits of Participants under the Plan, to establish from time to time regulations for the administration of the Plan, to interpret and construe the Plan, and to make all determinations deemed necessary or advisable for the administration of the Plan.

                  3.2 The BFSB Board may designate persons other than members of the BFSB Board to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe. The BFSB Board's determinations under the Plan shall be reasonable and shall be consistent with the provisions and purposes of the Plan; PROVIDED, HOWEVER, that, subject to the foregoing, such determinations need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Except as otherwise provided in the Plan or by applicable law, any such determination, decision or action of the BFSB Board in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under, through or in respect of any Participant.


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                  3.3      The BFSB Board and any Employer Board, and/or any
member of the BFSB Board and any Employer Board, shall not be liable to or in respect of any Participant or to any other person for or in respect of any act, omission, interpretation, construction or determination made in good faith in connection with or under the Plan.

         4. PARTICIPATION. Participation in the Plan shall be limited to the Participants. This Plan is intended to constitute a non-qualified, unfunded deferred compensation plan for a select group of management or highly compensated employees under Title I of ERISA.

         5. SUPPLEMENTAL BENEFIT. Effective as of the last day of each calendar year during the effectiveness of the Plan, the Employer shall credit to each Participant's Account:

                  5.1 An amount equal to two percent (2%) of the amount by which the Participant's Salary (as defined in the Savings Plan without regard to the 401(a)(17) language of the Plan incorporating the 401(a)(17) limits) exceeds the compensation limit set forth in Section 401(a)(17) of the Code for such calendar year; plus

                  5.2 An amount equal to the maximum employer contributions and forfeitures which would have been credited to the account of the Participant under the ESOP pursuant to the plan contribution and allocation provisions contained therein if such provisions had been applied without regard to the Limitations, less the actual employer contributions and forfeitures credited to such Participant's account under the ESOP with respect to such calendar year. Notwithstanding the foregoing, to the extent such employer contributions are applied to the repayment of a Stock Obligation (as defined in the ESOP) and result in the release of BFBI Shares from the Unallocated Stock Fund (as defined in the ESOP), the preceding sentence shall be applied by substituting for employer contributions the number of released BFBI Shares which would have been credited to such Participant's account under the ESOP but for the Limitations, less the number of released BFBI Shares actually credited to such Participant's account under the ESOP.

         6.       MAINTENANCE OF ACCOUNTS.

                  6.1 FORM OF ACCOUNT BALANCE. All Account Balances under the Plan shall be recorded and maintained as a number of BFBI Share equivalents. Any dollar amount credited under Section 5 to a Participant's Account with respect to a calendar year shall be converted into, and thereafter accounted for as, a number of BFBI Share equivalents determined by the following formula:

         W = A divided by B, where:

         W = the number of BFBI Share equivalents to be credited to such Participant's Account;


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         A = the amount credited to such Participant's Account under Section 5 with respect to such calendar year; and

         B = the Closing Price on the last business day of such calendar year.

         Any amount of shares credited under Section 5 to a Participant's Account with respect to a calendar year shall be converted to, and thereafter accounted for, as a number of BFBI Share equivalents equal to the number of BFBI Shares so credited.

         In addition to the foregoing, as of the Effective Date, the Employer shall credit to the Account of each Participant listed on Appendix A hereto, the number of BFBI Share equivalents equal to the number of BFBI Share equivalents listed next to such Participant's name on said Appendix A.

                  6.2 DIVIDENDS. There shall be credited to each Participant's Account as of each Dividend Payment Date an additional number of BFBI Share equivalents determined by the following formula:

         X = (C x D) divided by E, where:

         X = the number of BFBI Share equivalents to be credited to such Participant's Account on such Dividend Payment Date;

         C = the number of BFBI Share equivalents credited to such Participant's Account as of the record date applicable to the dividend being paid on such Dividend Payment Date;

         D = the dividend amount (excluding any portion of the dividend consisting of additional BFBI Shares) per BFBI Share paid on such Dividend Payment Date; and

         E = the Closing Price on such Dividend Payment Date.

                  6.3 OTHER ADJUSTMENTS. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in BFBI Shares, the outstanding BFBI Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of BFBI, or additional shares or new or different shares or other securities of BFBI or any successor entity (or a parent or subsidiary thereof) are distributed with respect to such BFBI Shares or other securities, or, if, as a result of any merger, consolidation, sale of all or substantially all of the assets of BFBI or similar transaction, the outstanding BFBI Shares are converted into or exchanged for a different number or kind of securities of BFBI or any successor entity (or a parent or subsidiary thereof), the BFSB Board shall make an appropriate or proportionate adjustment in each Participant's Account Balance and, if appropriate, in the definition of BFBI Shares. Any such adjustment by the BFSB Board shall be final, binding and conclusive.


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         If, as a result of any reorganization, liquidation, merger, consolidation, sale of all or substantially all of the assets of BFBI or similar transaction, there are no outstanding BFBI Shares and the BFSB Board determines that it is not feasible to adjust the definition of BFBI Shares pursuant to the preceding paragraph, then, notwithstanding any provision elsewhere herein to the contrary, the number of BFBI Share equivalents then credited to each Participant's Account shall be converted to a dollar amount determined by the following formula:

         Y = F x G, where:

         Y = the dollar amount to be credited;

         F = the number of BFBI Share equivalents then credited to such Participant's Account; and

         G = the most recent Closing Price.

         In such event, each such Account shall thereafter be credited with, and increased by, an additional dollar amount each December 31 equal to interest on such Account Balance for the year ending on such date at an annual rate equal to the Interest Rate. Thereafter, any payments made pursuant to Section 7 or
Section 8 shall be made in cash rather than BFBI Shares, but otherwise applying the provisions of Section 7 or Section 8, whichever is applicable.

         7. PAYMENT OF BENEFIT. Provided the Participant has completed at least five Years of Service, the Participant shall commence receipt of his Account Balance (as set forth below) on the fifteenth (15th) day of January of the year following the later of the following:

                  7.1      such Participant's attainment of age 55; or

                  7.2 such Participant's retirement, disability or other termination of employment with the Employer.

         Notwithstanding the foregoing, the Participant may irrevocably elect to commence receipt of his Account Balance (as set forth below) on the fifteenth
(15th) day of January of any year following the year after the later of the dates set forth in Sections 7.1 and 7.2, provided that such Participant provides notice to the Employer Board, on or before the last day of the calendar year immediately preceding the calendar year containing the later of the dates set forth in Sections 7.1 and 7.2, which notice shall set forth the calendar year in which such Participant shall commence receipt of his Account Balance; PROVIDED, HOWEVER, that the making of such an election shall not preclude the Participant from subsequently electing an Acceleration Payment pursuant to Section 8.

         Notwithstanding the foregoing, in a situation where a Participant's employment with the Employer terminates and such Participant is eligible for disability benefits under the


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Savings Plan, then such a disabled Participant may commence receipt of his
Account Balance (as set forth below) on the fifteenth (15th) day of January of any year following the date such Participant becomes disabled, as defined in the Savings Plan, regardless of his age or Years of Service at that time.

         Notwithstanding the foregoing, when a Participant dies, such Participant's beneficiary shall commence (or continue if such Participant had already commenced) receipt of such Participant's Account Balance (as set forth below) on the fifteenth (15th) day of January of the year following such Participant's death.

         A Participant who commences receipt of his Account Balance shall receive annual payments in the form of BFBI Shares on or before the fifteenth
(15th) day of January of each year until his Account Balance is reduced to zero. The number of BFBI Shares to be included in each such payment shall be determined by the following formula:

         Z = F divided by (20 - G), where:

         Z = the number of BFBI Shares to be included in that payment, PROVIDED, HOWEVER, that Y shall be rounded to the nearest whole share;

         F = the number of BFBI Share equivalents credited to such Participant's Account on the date such payment is to be made; and

         G = the total number of annual payments previously received by (or in respect of) such Participant.

Immediately following any such payment of benefits, the number of BFBI Share equivalents credited to the Participant's Account shall be reduced by a number equal to the number of BFBI Shares actually distributed. Any fractional BFBI Share equivalents remaining in a Participant's Account after the final payment of benefits shall be forfeited.

         Further notwithstanding the foregoing, in the event any payment to be made to a Participant (or his designated beneficiary, as the case may be) under this Section 7 (or under Section 8) has not been paid within 30 days after the date such payment was to be made hereunder, the Employer shall, in addition to such payment, pay to such Participant (or his designated beneficiary, as the case may be) interest on the amount of such delinquent payment (determined as of the date on which such payment was to be paid), from the date such payment was to be paid hereunder through the date such payment was actually paid, at a rate equal to the Interest Rate.

         8. ACCELERATION PAYMENT. At any time after a Participant completes five Years of Service or otherwise becomes eligible to receive payments under Section 7, upon sixty (60) days' prior written notice to the Employer Board, a Participant (or a Participant's beneficiary following such Participant's death) may elect to receive his current Account Balance in the


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form of an Acceleration Payment; PROVIDED, HOWEVER, that no more than one (1)
such Acceleration Payment may be paid with respect to a Participant before such Participant retires, becomes disabled or otherwise terminates employment with the Employer. Such Acceleration Payment shall be paid promptly by the Employer to such Participant in a single lump sum of BFBI Shares. The number of BFBI Shares to be included in such Acceleration Payment shall equal ninety percent (90%) of the number of BFBI Share equivalents credited to his Account as of the Election Date, rounded to the nearest whole share. Immediately after such Acceleration Payment, such Participant's Account Balance shall be reduced to zero.

         9. ASSIGNMENTS AND TRANSFERS. No right or benefit of a Participant, a surviving contingent annuitant or a surviving spouse under the Plan may be assigned, alienated, encumbered, or otherwise hypothecated or transferred in any manner. No such right or benefit hereunder shall be subject to legal process or attachment for the payment of any claims of a creditor of or through a Participant or a beneficiary of a deceased Participant.

         10. EMPLOYEE RIGHTS UNDER THE PLAN. Neither the Plan nor any action taken thereunder shall be construed as giving any Participant any right to be retained in the employment of the Employer, nor shall it be construed as limiting in any way the right of the Employer to discharge any Participant or to treat him without regard to the effect any such treatment would or might have upon him as a Participant in the Plan.

         11. UNFUNDED PLAN. The Plan shall be unfunded and no Participant in the Plan shall have any right to any specific assets of the Employer by reason of the Plan, and the rights of each Participant hereunder shall be solely those of an unsecured creditor of the Employer. Any liability of the Employer to any Participant under the Plan shall be based solely upon the contractual obligations that may be created as a result of the Plan and such Participant's Participation Agreement. No such obligation of the Employer shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Employer or any affiliate of the Employer. Nothing contained in the Plan shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Employer or any affiliate of the Employer, or creating a trust of any kind or a fiduciary relationship of any kind between the Employer, any affiliate of the Employer, and/or any such Participant, any beneficiary or any other person. Except as specifically provided herein, participation in the Plan shall not in any way affect any rights which a Participant may have under any other employee benefit plan of the Employer or under any individual contractual agreement between such Participant and the Employer. Notwithstanding the foregoing, timely payment of all Account Balances payable under the Plan (including, without limitation, Acceleration Payments and Early Tax Obligations) shall be fully guaranteed by BFBI.

         12. SOURCE OF PAYMENT. Subject to Section 11 hereof, the Employer, in its sole discretion, may establish (a) a grantor or other trust of which the Employer is treated as the owner under the Code and the assets of which are subject to the claims of the Employers general creditors in the event of its insolvency, (b) an insurance arrangement, or (c) any other


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arrangement or arrangements designed to provide for the payment of benefits hereunder. Any such arrangement shall be subject to such other terms and conditions as the Employer may deem necessary or advisable to ensure that benefits are not includible, by reason of the establishment of any such arrangement or the funding of any such trust, in the income of the beneficiaries of such trust or other arrangement prior to actual distribution or other payment and that the existence of such trust or other arrangement does not cause the Plan to be considered to be funded for purposes of Title I of ERISA.

         13. AMENDMENT OR TERMINATION. The BFSB Board may amend, suspend, or terminate the Plan or any portion thereof at any time. Notwithstanding the foregoing, (a) without the consent of the Participant, no such amendment, suspension, or termination shall cause such Participant's (or his designated beneficiary's, as the case may be) Account Balance to be less than such Participant's Account Balance immediately prior to such amendment, suspension, or termination, and (b) any other Employer Board may terminate its Employers continued participation in the Plan which shall constitute a termination of the Plan as to that Employer.

         14. GOVERNING LAW; CONSTRUCTION. The Plan shall be governed by and construed, interpreted and administered in accordance with the laws of the Commonwealth of Massachusetts, except to the extent such laws are preempted by ERISA. The titles and headings of sections of the Plan are for convenience of reference only and shall have no substantive meaning in and of themselves.

         15. WITHHOLDING. All payments under the Plan shall be made in BFBI Shares and shall be reduced by such amounts (by an appropriate reduction in the number of BFBI Shares to be distributed, based on the Closing Price on the business day next prior to the date of such payment, with any such reduction increased to the next whole share) as are required to be withheld with respect thereto under applicable federal, state and local tax laws and regulations in effect as of the date of any such payments. In the event any federal, state or local taxes are imposed with respect to any benefits under the Plan before such benefits become payable to the Participant or his beneficiary (an "Early Tax Obligation"), then the Employer shall pay such Early Tax Obligation on behalf of such Participant or beneficiary and, in the Employer Boards sole discretion, either (a) withhold an equivalent amount of funds from any current or future compensation payable by the Employer to the Participant, (b) require the Participant (or beneficiary) to promptly pay an equivalent amount of funds to the Employer, or (c) reduce such Participant's Account Balance by the number of BFBI Share equivalents having a value (based on the Closing Price on the business day next prior to the date the Employer makes such payment) equal to the amount of such Early Tax Obligation.

         16. OTHER BENEFITS PLANS OR PROGRAMS. Payments and benefits received under the Plan shall not be deemed a part of any Participant's compensation for purposes of determining any benefits under any other welfare, pension or incentive benefit plans or programs, if any, maintained by the Employer or any of its affiliates or predecessors from time to time.


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         17.      EFFECTIVE DATE. The Plan shall be effective as of September
21, 1999.

         IN WITNESS WHEREOF, the Plan is executed by Boston Federal Savings Bank on this ___________ day of March, 2000.

                                           BOSTON FEDERAL SAVINGS BANK



                                           By:
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                                           Title:



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